UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 9, 2002


                         Magellan Petroleum Corporation
             (Exact Name of registrant as specified in its charter)

                 Delaware                       1-5507              06-0842255
     ----------------------------------   ------------------  ------------------
        (State or other jurisdiction         (Commission         (IRS Employer
             of incorporation)               File Number)    Identification No.)


             149 Durham Road, Oak Park - Unit 31, Madison, CT 06443
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (203) 245-7664


                 Not Applicable (Former name or former address,
                         if changed since last report.)



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                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION


Item 5.          Other Events

         On January 9, 2002, the Company reported that that Marabou-1 well in Permit WA-281-P in the Browse Basin offshore Western Australia is being plugged and abandoned having reached a total depth of 12,306 feet. The Company's 51% owned subsidiary, Magellan Petroleum Australia Limited, has a 17.5%% interest in the permit.
          The abandonment of the well will result in a pre-tax charge to earnings in the Company's second quarter ending December 31, 2001 of approximately U.S.$2 million.
         Statements in this report that are not historical in nature are intended to be - and are hereby identified as -- "forward-looking statements" for purposes of the "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits  -

(99)     Additional Exhibits

                 (a)      Press release of the registrant dated January 9, 2002.



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                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION



                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                         MAGELLAN PETROLEUM CORPORATION
                                (Registrant)



                             By /s/ James R. Joyce
                             Name:  James R. Joyce
                             Title: President


Date:  January 9, 2002


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